Exhibit 99.1

Riverbed Technology Reports Record Fourth Quarter Revenue of $113 Million

•	Q4’09 revenue increases 11% over prior quarter and 22% over prior year

•	Q4’09 cash flow from operations of $23 million

•	$326 million in cash and marketable securities as of December 31, 2009, and no debt

SAN FRANCISCO, CA – February 2, 2010 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today reported financial results for its fourth quarter (Q4’09) and fiscal year ended December 31, 2009 (FY’09).

Total GAAP revenue for Q4’09 was $112.9 million, an increase of 11% from $102.0 million reported in the third quarter of fiscal year 2009 (Q3’09) and an increase of 22% from $92.2 million reported in the fourth quarter of fiscal year 2008 (Q4’08). For fiscal year 2009 (FY’09), GAAP revenue was $394.1 million, up 18% from $333.3 million in fiscal year 2008 (FY’08). Non-GAAP revenue for Q4’09 was $113.2 million, an increase of 10% from $102.6 million of non-GAAP revenue reported in Q3’09 and an increase of 23% from $92.2 million of revenue reported in Q4’08. FY’09 non-GAAP revenue was $395.9 million, up 19% from $333.3 million in FY’08.

GAAP net income for Q4’09 was $0.9 million, or $0.01 per share. This compares to GAAP net income of $5.5 million, or $0.08 per share, in Q3’09 and $23.3 million, or $0.33 per share, in Q4’08. GAAP net income for FY’09 was $7.1 million, or $0.10 per share, compared to GAAP net income of $10.6 million, or $0.14 per diluted share, in FY’08. Non-GAAP net income for Q4’09 was $16.1 million, or $0.21 per diluted share. This compares to non-GAAP net income for Q3’09 of $14.5 million, or $0.19 cents per diluted share, and non-GAAP net income for Q4’08 of $13.6 million, or $0.19 per share. Non-GAAP net income for FY’09 was $50.1 million, or $0.68 per diluted share, which compares to non-GAAP net income of $42.5 million, or $0.57 per diluted share in FY’08.

“2009 was a year of significant achievement for Riverbed® characterized by market share gains every reported quarter,” said Jerry M. Kennelly, Riverbed chairman and CEO. “We executed well in a difficult economy, achieving strong revenue and profit growth while still advancing our technology. For the full year, both non-GAAP revenue and earnings per share increased 19 percent.”

“Sales momentum continued in the fourth quarter driven by growth in enterprise sales across all major geographies,” continued Kennelly. “Product revenue increased 12 percent sequentially and 15 percent year-over-year. In addition to providing a solid return on investment, WAN optimization was recognized as a critical enabler to the success of a variety of important IT projects including virtualization and consolidation, firmly establishing WAN optimization as a top priority item on IT spending surveys.”

Q4’09 and FY’09 Financial Highlights

•	Q4’09 non-GAAP revenue increased 10% sequentially and 23% year-over-year, with FY’09 non-GAAP revenue increasing 19%

•	Q4’09 non-GAAP gross margin was 77.3%, FY’09 non-GAAP gross margin was 76.9%

•	Q4’09 non-GAAP operating margin was 21.3%, FY’09 non-GAAP operating margin was 19.0%

•	Q4’09 non-GAAP net income increased 11% sequentially and 18% year-over-year

•	Days sales outstanding decreased to 39 days from 42 days in the prior quarter

•	Deferred revenue increased 14% sequentially

•	Q4’09 cash flow from operations of $23.1 million, and FY’09 cash flow from operations of $96.5 million

•	Cash, cash equivalents, and marketable securities totaled $325.7 million and no debt as of December 31, 2009

FY’09 Business Highlights

•

Identified as the WAN optimization controller (WOC) Advanced Platform worldwide market share leader for Q1’09, Q2’09 and Q3’09 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Q3’09”

•	Positioned by Gartner in the leaders quadrant in the “Magic Quadrant for WAN Optimization Controllers 2009”

•	Completed the acquisition of Mazu Networks allowing Riverbed to offer the most compelling enterprise-wide system for closed-loop application performance delivery over the WAN

•	Added EMC Select as distribution channel and achieved E-lab qualification with certain EMC products to accelerate disaster recovery and business continuity solutions

•	Achieved qualification with Hitachi TrueCopy Remote Replication and Hitachi Universal Replicator products for business continuity and disaster recovery

•

Extended relationship with Microsoft by announcing an OEM agreement to license Windows Server 2008 and support for Microsoft Windows Server 2008 R2 and BranchCache on the Riverbed Services Platform (RSP)

•	Included as the only WAN optimization vendor in HP ProCurve ONE

•	Cumulative customer count exceeding 7,300

•	Launched multiple new software releases including Riverbed Optimization System (RiOS™) 6.0, Steelhead® Mobile 3.0, Cascade® 8.3, and Central Management Console-Virtual Edition (CMC-VE)

•	Added four qualified solutions to RSP including Check Point Security Gateway R70™, Microsoft Windows Server 2008, Websense Web Security, and Riverbed’s Mobile SMC-VE

Conference Call

Riverbed will host a conference call today, February 2, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2009 results and outlook for the first quarter of 2010. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP gross margin and non-GAAP operating margin, that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced by approximately $2.0 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler, and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

About the Magic Quadrant

The Magic Quadrant is copyrighted 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenue:
Product	$77,563	$67,355	$267,885	$252,929
Support and services	35,336	24,873	126,261	80,420

Total revenue	112,899	92,228	394,146	333,349

Cost of revenue:
Cost of product	17,276	15,286	61,052	60,439
Cost of support and services	10,531	8,024	37,916	28,175

Total cost of revenue	27,807	23,310	98,968	88,614

Gross profit	85,092	68,918	295,178	244,735

Operating expenses:
Sales and marketing	50,484	39,661	177,487	140,653
Research and development	18,796	15,380	69,164	58,658
General and administrative	10,698	8,744	38,080	38,669
Other charges	—	—	—	11,000
Acquisition-related costs	4,551	—	104	—

Total operating expenses	84,529	63,785	284,835	248,980

Operating income (loss)	563	5,133	10,343	(4,245)

Other income, net	218	1,455	1,042	6,514

Income before provision for income taxes	781	6,588	11,385	2,269
Provision (benefit) for income taxes	(151)	(16,667)	4,300	(8,332)

Net income	$932	$23,255	$7,085	$10,601

Net income per share, basic	$0.01	$0.33	$0.10	$0.15
Net income per share, diluted	$0.01	$0.33	$0.10	$0.14

Shares used in computing basic net income per share	69,695	70,283	69,200	70,757
Shares used in computing diluted net income per share	73,038	71,328	71,540	73,267

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total Revenue:
U.S. GAAP as reported	$112,899	$102,049	$92,228	$394,146	$333,349
Adjustments:
Deferred revenue adjustment (5)	313	505	—	1,792	—

As Adjusted	$113,212	$102,554	$92,228	$395,938	$333,349

Reconciliation of Gross Profit:
U.S. GAAP as reported	$85,092	$77,657	$68,918	$295,178	$244,735
Adjustments:
Stock-based compensation (1)	1,373	1,239	1,068	4,967	4,669
Payroll tax on stock-based compensation (2)	7	2	1	26	6
Amortization on intangibles (3)	740	740	—	2,546	—
Deferred revenue adjustment (5)	313	505	—	1,792	—

As Adjusted	$87,525	$80,143	$69,987	$304,509	$249,410

Reconciliation of Gross Margin:
U.S. GAAP as reported	75.4%	76.1%	74.7%	74.9%	73.4%
Adjustments:
Stock-based compensation (1)	1.2%	1.2%	1.2%	1.3%	1.4%
Amortization on intangibles (3)	0.7%	0.7%	0.0%	0.6%	0.0%
Deferred revenue adjustment (5)	0.0%	0.1%	0.0%	0.1%	0.0%

As Adjusted	77.3%	78.1%	75.9%	76.9%	74.8%

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$563	$9,874	$5,133	$10,343	$(4,245)
Adjustments:
Stock-based compensation (1)	15,787	13,911	12,251	56,218	50,408
Payroll tax on stock-based compensation (2)	172	40	31	490	181
Amortization on intangibles (3)	1,195	1,195	—	4,111	—
Acquisition-related costs (credits) (4)	6,040	(3,004)	—	2,464	—
Deferred revenue adjustment (5)	313	505	—	1,792	—
Litigation settlement (8)	—	—	—	—	11,000

As Adjusted	$24,070	$22,521	$17,415	$75,418	$57,344

Reconciliation of Operating Margin:
U.S. GAAP as reported	0.5%	9.7%	5.6%	2.6%	-1.3%
Adjustments:
Stock-based compensation (1)	13.9%	13.6%	13.3%	14.2%	15.1%
Payroll tax on stock-based compensation (2)	0.2%	0.0%	0.0%	0.1%	0.1%
Amortization on intangibles (3)	1.1%	1.2%	0.0%	1.0%	0.0%
Acquisition-related costs (credits) (4)	5.3%	-2.9%	0.0%	0.6%	0.0%
Deferred revenue adjustment (5)	0.3%	0.4%	0.0%	0.5%	0.0%
Litigation settlement (8)	0.0%	0.0%	0.0%	0.0%	3.3%

As Adjusted	21.3%	22.0%	18.9%	19.0%	17.2%

Reconciliation of Net Income:
U.S. GAAP as reported	$932	$5,469	$23,255	$7,085	$10,601
Adjustments:
Stock-based compensation (1)	15,787	13,911	12,251	56,218	50,408
Payroll tax on stock-based compensation (2)	172	40	31	490	181
Amortization on intangibles (3)	1,195	1,195	—	4,111	—
Acquisition-related costs (credits) (4)	6,040	(3,004)	—	2,464	—
Deferred revenue adjustment (5)	313	505	—	1,792	—
Litigation settlement (8)	—	—	—	—	11,000
Income tax adjustments (6)	(8,368)	(3,626)	(21,894)	(22,097)	(29,732)

As Adjusted	$16,071	$14,490	$13,643	$50,063	$42,458

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008
GAAP to Non-GAAP Reconciliations:

Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.01	$0.08	$0.33	$0.10	$0.14
Adjustments:
Stock-based compensation (1)	0.21	0.17	0.16	0.76	0.68
Payroll tax on stock-based compensation (2)	—	—	—	0.01	—
Amortization on intangibles (3)	0.02	0.02	—	0.06	—
Acquisition-related costs (credits) (4)	0.08	(0.04)	—	0.03	—
Deferred revenue adjustment (5)	—	0.01	—	0.02	—
Litigation settlement (8)	—	—	—	—	0.15
Income tax adjustments (6)	(0.11)	(0.05)	(0.30)	(0.30)	(0.40)

As Adjusted	$0.21	$0.19	$0.19	$0.68	$0.57

Non-GAAP Net income per share, basic	$0.23	$0.21	$0.19	$0.72	$0.60
Non-GAAP Net income per share, diluted (7)	$0.21	$0.19	$0.19	$0.68	$0.57

Shares used in computing basic net income per share	69,695	69,370	70,283	69,200	70,757
Shares used in computing diluted net income per share (7)	76,134	75,301	72,578	74,088	74,022

Non-GAAP adjustments:
Support and services revenue	$313	$505	$—	$1,792	$—
Cost of product	863	860	49	2,999	182
Cost of support and services	1,257	1,121	1,020	4,540	4,493
Sales and marketing	8,140	6,742	5,721	27,988	23,632
Research and development	4,566	3,629	3,129	15,245	13,080
General and administrative	3,817	2,798	2,363	12,407	9,202
Other acquisition costs (credits)	4,551	(3,008)	—	104	—
Other charges	—	—	—	—	11,000
Provision for income taxes	(8,368)	(3,626)	(21,894)	(22,097)	(29,732)

Total Non-GAAP Adjustments	$15,139	$9,021	$(9,612)	$42,978	$31,857

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718.
(8)	Other charges represent the Q3 2008 litigation settlement with Quantum Corporation with payment in Q4 2008.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

Unaudited

	As of December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$67,749	$95,378
Marketable securities	257,938	172,398
Trade receivables, net	48,468	46,839
Inventory	9,742	10,637
Deferred tax assets	9,451	6,185
Prepaid expenses and other current assets	16,816	12,605

Total current assets	410,164	344,042

Fixed assets, net	21,698	21,993
Goodwill	11,312	—
Intangible assets, net	19,389	—
Deferred tax assets, non-current	38,619	27,033
Other assets	4,097	5,449

Total assets	$505,279	$398,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,053	$18,290
Accrued compensation and related benefits	18,692	13,137
Other accrued liabilities	25,976	13,342
Deferred revenue	64,478	45,194

Total current liabilities	128,199	89,963

Deferred revenue, non-current	21,972	12,967
Other long-term liabilities	2,801	1,758

Total long-term liabilities	24,773	14,725

Stockholders’ equity:
Common stock	367,236	315,882
Accumulated deficit	(14,849)	(21,934)
Accumulated other comprehensive loss	(80)	(119)

Total stockholders’ equity	352,307	293,829

Total liabilities and stockholders’ equity	$505,279	$398,517

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Year ended December 31,
	2009	2008
Operating activities:
Net income	$7,085	$10,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,340	7,965
Stock-based compensation	56,218	50,408
Deferred taxes	(13,517)	(32,619)
Excess tax benefit from employee stock plans	(2,792)	(4,909)
Changes in operating assets and liabilities:
Trade receivables	940	1,926
Inventory	1,341	(6,040)
Prepaid expenses and other assets	(2,756)	(1,489)
Accounts payable	(665)	994
Accruals and other liabilities	6,640	3,884
Acquisition-related contingent consideration	1,093	—
Income taxes payable	1,772	11,499
Deferred revenue	26,788	25,386

Net cash provided by operating activities	96,487	67,606
Investing activities:
Capital expenditures	(8,978)	(12,406)
Purchase of available for sale securities	(375,056)	(424,864)
Proceeds from maturities of available for sale securities	272,818	245,312
Proceeds from sales of available for sale securities	16,250	90,743
Acquisitions, net of cash acquired	(20,469)	—

Net cash used in investing activities	(115,435)	(101,215)
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	25,288	11,568
Cash used to net share settle equity awards	(3,044)	—
Payments for repurchases of common stock	(29,016)	(49,992)
Payment of debt assumed in acquisition	(5,004)	—
Excess tax benefit from employee stock plans	2,792	4,909

Net cash used in financing activities	(8,984)	(33,515)
Effect of exchange rate changes on cash and cash equivalents	303	(477)

Net decrease in cash and cash equivalents	(27,629)	(67,601)
Cash and cash equivalents at beginning of period	95,378	162,979

Cash and cash equivalents at end of period	$67,749	$95,378

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008
Revenue by Geography
United States	$64,998	$58,264	$50,803	$221,206	$193,190
Europe, Middle East and Africa	29,971	25,747	28,077	104,990	87,446
Rest of the world	17,930	18,038	13,348	67,950	52,713

Total revenue	$112,899	$102,049	$92,228	$394,146	$333,349

As a percentage of total revenues:
United States	58%	57%	55%	56%	58%
Europe, Middle East and Africa	27%	25%	30%	27%	26%
Rest of the world	15%	18%	15%	17%	16%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel
Direct	$7,278	$6,640	$6,701	$29,915	$27,703
Indirect	105,621	95,409	85,527	364,231	305,646

Total revenue	$112,899	$102,049	$92,228	$394,146	$333,349

As a percentage of total revenues:
Direct	6%	7%	7%	8%	8%
Indirect	94%	93%	93%	92%	92%

Total revenue	100%	100%	100%	100%	100%